Exhibit 99.1

Equity Residential Reports 2007 Results

Same-Store NOI Increases 5.6% Provides Outlook for 2008

CHICAGO--(BUSINESS WIRE)--Equity Residential (NYSE:EQR) today reported results for the quarter and year ended December 31, 2007 and provided its outlook for 2008 performance. All per share results are reported on a fully-diluted basis.

“Across our core markets we see very little new supply being delivered, declining home ownership rates, continued significant premiums to own a home versus the cost to rent and a favorable demographic picture. While the weakening economy and slowing job growth give us good reason to be cautious as we enter 2008, our portfolio is currently 94.5 percent occupied. These factors lead us to believe that in 2008 we will produce same-store revenue growth of 3.0-4.0 percent, which, while not as strong as what we had anticipated ninety days ago, is good growth on a historical basis,” said David J. Neithercut, Equity Residential’s President and CEO.

Fourth Quarter 2007

For the quarter ended December 31, 2007, the company reported earnings of $0.44 per share compared to $1.57 per share in the fourth quarter of 2006. The decrease is primarily attributable to higher gains on property sales due to significantly greater property dispositions in the fourth quarter of 2006, partially offset by the $30.0 million impairment charge taken on the company’s corporate housing business in the fourth quarter of 2006.

Funds from Operations (FFO) for the quarter ended December 31, 2007 were $0.67 per share compared to $0.49 per share in the same period of 2006. The company’s FFO of $0.67 per share exceeded the guidance range of $0.59 to $0.62 per share provided by the company in its third quarter 2007 earnings release. The items describing the difference between actual FFO per share for the quarter and the midpoint of the company’s guidance range for the quarter are listed on page 27 of this release. The difference is primarily a result of the following:

  Higher property net operating income (NOI) as a result of higher than expected same-store NOI, slightly lower than expected non same-store NOI and approximately $11.5 million of insurance recoveries from property damage in prior years and certain reserve adjustments not included in same-store NOI;
  The receipt of $4.1 million in December 2007 related to the settlement of insurance litigation claims from 2000 through 2002;
  Income tax refunds of prior years’ taxes of approximately $6.1 million; and
  Other items including lower interest expense.

The difference between the fourth quarter 2007 FFO of $0.67 per share and the fourth quarter 2006 FFO of $0.49 per share was primarily due to:

  Higher same-store NOI of approximately $16.0 million in the fourth quarter of 2007;
  Dilution from property transactions of approximately $8.0 million;
  Lower preferred share distributions of approximately $4.0 million; and
  A number of non-comparable items which are listed on page 27 of this release.

Year Ended December 31, 2007

For the year ended December 31, 2007, the company reported earnings of $3.39 per share compared to $3.50 per share for 2006.

FFO for the year ended December 31, 2007 was $2.39 per share compared to $2.27 per share for 2006.

Same-Store Results

On a same-store fourth quarter to fourth quarter comparison, which includes 123,639 apartment units, revenues increased 3.9 percent, expenses increased 0.3 percent and NOI increased 6.0 percent. The increase in same-store revenues was driven primarily by increases in average rental rates.

On a same-store year over year comparison, which includes 115,857 apartment units, revenues increased 4.3 percent, expenses increased 2.1 percent and NOI increased 5.6 percent.

Acquisitions/Dispositions

“The strong pricing we realized on our property sales in late 2007 clearly demonstrates that Main Street continues to value multifamily assets significantly more than does Wall Street. In 2008, we will continue to take advantage of Main Street’s demand for our non-core assets. However we expect continued difficulty justifying the acquisition of new assets while the disparity between property prices and our share price remains,” said Mr. Neithercut.

During the fourth quarter of 2007, the company acquired two properties, consisting of 547 apartment units, for an aggregate purchase price of $67.0 million at an average capitalization (cap) rate of 6.3 percent. The company also acquired a land parcel for $64.0 million during the quarter.

Also during the quarter, the company sold seven properties, consisting of 1,882 apartment units, for an aggregate sale price of $172.9 million at an average cap rate of 5.8 percent generating an unlevered internal rate of return (IRR) of 10.3 percent. In addition, the company sold 65 condominium units for $16.0 million and air rights to a previously sold land parcel for $4.3 million.

During 2007, the company acquired 36 properties, consisting of 8,167 apartment units, for an aggregate purchase price of $1.7 billion at an average cap rate of 4.8 percent. The company also acquired eight land parcels for $212.8 million during 2007.

During 2007, the company sold 73 properties, consisting of 21,563 apartment units, for an aggregate sale price of $1.9 billion at an average cap rate of 5.6 percent generating an unlevered IRR of 11.1 percent. In addition, the company sold 617 condominium units for $164.2 million and two land parcels and air rights adjoining a land parcel for $50.0 million.

Share Repurchase

During the fourth quarter of 2007, the company repurchased and retired 2,390,000 of its common shares at an average price of $37.44 per share for an aggregate purchase of approximately $89.5 million.

During 2007, the company repurchased and retired 27,484,346 of its common shares at an average price of $44.62 per share for an aggregate purchase of approximately $1.2 billion.

Since the end of the fourth quarter, the company has repurchased and retired 100,000 of its common shares at an average price of $35.74 per share for an aggregate purchase of approximately $3.6 million. The company has authorization to repurchase an additional $472.0 million under its share repurchase program.

Unsecured Term Loan

On October 11, 2007, the company closed on a new $500.0 million senior unsecured term loan. The new loan matures on October 5, 2010, subject to two one-year extension options exercisable by the company. The rate on the loan will generally be LIBOR plus a spread which is dependent on the current credit rating on the company’s long-term senior unsecured debt and is currently 42.5 basis points. Proceeds from the loan were used to pay down the company’s unsecured revolving credit facility, which had approximately $1.3 billion available as of February 4, 2008.

First Quarter and Full Year 2008 Earnings Guidance

The company has established an FFO guidance range of $0.56 to $0.60 per share for the first quarter of 2008. The difference between the company’s actual fourth quarter 2007 FFO of $0.67 per share to the midpoint of the first quarter 2008 FFO guidance range is primarily a result of the following items:

  Lower first quarter same-store NOI of approximately $7.0 million. While revenues are expected to modestly increase sequentially, operating expenses, primarily utilities, will be higher consistent with the seasonality of the company’s business;
  Dilution of approximately $2.0 million resulting from property transactions in the first quarter of 2008;
  Lower interest expense of approximately $5.0 million in the first quarter of 2008 due to lower rates;
  Lower condominium income and interest income from 1031 accounts of approximately $4.0 million; and
  The insurance recoveries and reserve adjustments, insurance settlement and income tax refunds, which are all described above, as well as other items listed on page 27 of this release, which are all non-comparable items recorded in the fourth quarter of 2007.

The company has established an FFO guidance range for full year 2008 of $2.45 to $2.60 per share. The assumptions used to determine this guidance range are listed on page 28 of this release.

The difference between the company’s actual 2007 FFO of $2.39 per share and the midpoint of the company’s 2008 FFO guidance range is attributable to the following factors:

  Higher same-store NOI of approximately $30.0 to $50.0 million;
  The positive impact of the lease up of development and former condominium properties of approximately $25.0 to $30.0 million;
  Lower interest expense of approximately $10.0 million;
  Lower preferred share distributions of approximately $9.0 million;
  The reduced number of shares outstanding due to the company’s share repurchase activity in 2007;
  Non-comparable items that had an approximately $17.0 million positive effect in 2007;
  Dilution from property sale and purchase activity of approximately $30.0 million;
  Lower income from condominium activity of approximately $7.0 million; and
  Lower interest income from 1031 accounts and other items amounting to approximately $12.0 million.

Please note that the reduced share count benefit of approximately $0.10 per share that the company anticipates for 2008 is entirely offset by increased interest expense (i.e. interest expense would have been approximately $40.0 million lower instead of approximately $10.0 million lower in 2008 if not for share buybacks in 2007.

First Quarter 2008 Results and Conference Call

Equity Residential expects to announce first quarter 2008 results on Wednesday, April 30, 2008 and host a conference call to discuss those results at 10:00 a.m. CT on Thursday, May 1, 2008.

Equity Residential is an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top U.S. growth markets. Equity Residential owns or has investments in 579 properties located in 24 states and the District of Columbia, consisting of 152,821 apartment units. For more information on Equity Residential, please visit our website at www.equityresidential.com.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws. These statements are based on current expectations, estimates, projections and assumptions made by management. While Equity Residential’s management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation. Other risks and uncertainties are described under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityresidential.com. Many of these uncertainties and risks are difficult to predict and beyond management’s control. Forward-looking statements are not guarantees of future performance, results or events. Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

A live web cast of the company’s conference call discussing these results and outlook for 2008 will take place tomorrow, Wednesday, February 6, at 10:00 a.m. Central. Please visit the Investor Information section of the company’s web site at www.equityresidential.com for the link. A replay of the web cast will be available for two weeks at this site.

EQUITY RESIDENTIAL
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands except per share data)

	Year Ended December 31,		Quarter Ended December 31,
	2007	2006	2007	2006
REVENUES
Rental income	$ 2,028,901	$ 1,780,831	$ 525,820	$ 464,957
Fee and asset management	9,183	9,101	2,246	2,223

Total revenues	2,038,084	1,789,932	528,066	467,180

EXPENSES
Property and maintenance	530,793	469,267	134,528	121,978
Real estate taxes and insurance	207,286	172,618	49,139	45,247
Property management	87,421	96,178	18,465	26,099
Fee and asset management	8,412	8,934	1,808	2,457
Depreciation	587,647	507,508	149,727	137,033
General and administrative	49,290	48,469	14,639	12,594
Impairment	1,418	34,002	398	32,284

Total expenses	1,472,267	1,336,976	368,704	377,692

Operating income	565,817	452,956	159,362	89,488

Interest and other income	20,176	30,976	7,826	19,438
Interest:
Expense incurred, net	(484,776)	(419,812)	(122,897)	(107,606)
Amortization of deferred financing costs	(10,522)	(8,120)	(2,329)	(1,863)

Income (loss) before allocation to Minority Interests, income (loss) from investments in unconsolidated entities, net gain (loss) on sales of unconsolidated entities and land parcels and discontinued operations	90,695	56,000	41,962	(543)
Allocation to Minority Interests:
Operating Partnership, net	(4,369)	(784)	(2,458)	600
Preference Interests and Units	(441)	(2,002)	(4)	(223)
Partially Owned Properties	(2,200)	(3,132)	(1,203)	(582)
Premium on redemption of Preference Interests	-	(684)	-	-
Income (loss) from investments in unconsolidated entities	332	(631)	147	(66)
Net gain on sales of unconsolidated entities	2,629	370	-	-
Net gain (loss) on sales of land parcels	6,360	2,792	1,130	(391)
Income (loss) from continuing operations, net of minority interests	93,006	51,929	39,574	(1,205)
Discontinued operations, net of minority interests	896,616	1,020,915	83,703	466,266
Net income	989,622	1,072,844	123,277	465,061
Preferred distributions	(22,792)	(37,113)	(3,635)	(7,431)
Premium on redemption of Preferred Shares	(6,154)	(3,965)	(10)	(24)
Net income available to Common Shares	$ 960,676	$ 1,031,766	$ 119,632	$ 457,606

Earnings per share - basic:
Income (loss) from continuing operations available to Common Shares	$ 0.23	$ 0.04	$ 0.13	$ (0.03)
Net income available to Common Shares	$ 3.44	$ 3.56	$ 0.44	$ 1.57
Weighted average Common Shares outstanding	279,406	290,019	269,197	291,669

Earnings per share - diluted:
Income (loss) from continuing operations available to Common Shares	$ 0.23	$ 0.04	$ 0.13	$ (0.03)
Net income available to Common Shares	$ 3.39	$ 3.50	$ 0.44	$ 1.57
Weighted average Common Shares outstanding	302,235	315,579	290,658	291,669

Distributions declared per Common Share outstanding	$ 1.87	$ 1.79	$ 0.4825	$ 0.4625
EQUITY RESIDENTIAL
CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS
(Amounts in thousands except per share data)

	Year Ended December 31,		Quarter Ended December 31,
	2007	2006	2007	2006

Net income	$ 989,622	$ 1,072,844	$ 123,277	$ 465,061
Allocation to Minority Interests - Operating Partnership, net	4,369	784	2,458	(600)
Adjustments:
Depreciation	587,647	507,508	149,727	137,033
Depreciation - Non-real estate additions	(8,279)	(7,840)	(2,142)	(2,225)
Depreciation - Partially Owned and Unconsolidated Properties	4,378	4,338	1,116	865
Net gain on sales of unconsolidated entities	(2,629)	(370)	-	-
Discontinued operations:
Depreciation	28,767	85,010	652	14,877
Gain on sales of discontinued operations, net of minority interests	(880,541)	(955,863)	(85,871)	(467,950)
Net incremental gain on sales of condominium units	20,771	48,961	1,998	6,364
Provision for income taxes - Condo sales	7,319	(3,161)	6,127	8,005
Provision for income taxes - Non-condo sales	(84)	-	103	-
Minority Interests - Operating Partnership	1,090	5,010	(148)	316

FFO (1)(2)	752,430	757,221	197,297	161,746
Preferred distributions	(22,792)	(37,113)	(3,635)	(7,431)
Premium on redemption of Preferred Shares	(6,154)	(3,965)	(10)	(24)

FFO available to Common Shares and OP Units - basic (1) (2)	$ 723,484	$ 716,143	$ 193,652	$ 154,291

FFO available to Common Shares and OP Units - diluted (1) (2)	$ 724,255	$ 717,041	$ 193,835	$ 154,501

FFO per share and OP Unit - basic	$ 2.42	$ 2.31	$ 0.67	$ 0.49

FFO per share and OP Unit - diluted	$ 2.39	$ 2.27	$ 0.67	$ 0.49

Weighted average Common Shares and
OP Units outstanding - basic	298,392	310,452	287,728	311,757

Weighted average Common Shares and
OP Units outstanding - diluted	302,732	316,160	291,129	317,620

(1) The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only. Once the Company commences the conversion of units to condominiums, it simultaneously discontinues depreciation of such property. FFO available to Common Shares and OP Units is calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with accounting principles generally accepted in the United States. The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Minority Interests - Operating Partnership". Subject to certain restrictions, the Minority Interests - Operating Partnership may exchange their OP Units for EQR Common Shares on a one-for-one basis.

(2) The Company believes that FFO and FFO available to Common Shares and OP Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and OP Units can help compare the operating performance of a company's real estate between periods or as compared to different companies. FFO and FFO available to Common Shares and OP Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP. Therefore, FFO and FFO available to Common Shares and OP Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity. The Company's calculation of FFO and FFO available to Common Shares and OP Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

EQUITY RESIDENTIAL
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands except for share amounts)

	December 31,	December 31,
	2007	2006
ASSETS
Investment in real estate
Land	$ 3,607,305	$ 3,217,672
Depreciable property	13,556,681	13,376,359
Projects under development	772,402	431,031
Land held for development	396,962	210,113
Investment in real estate	18,333,350	17,235,175
Accumulated depreciation	(3,170,125)	(3,022,480)
Investment in real estate, net	15,163,225	14,212,695

Cash and cash equivalents	50,831	260,277
Investments in unconsolidated entities	3,547	4,448
Deposits - restricted	253,276	391,825
Escrow deposits - mortgage	20,174	25,528
Deferred financing costs, net	56,271	43,384
Other assets	142,453	124,062
Total assets	$ 15,689,777	$ 15,062,219

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Mortgage notes payable	$ 3,605,971	$ 3,178,223
Notes, net	5,763,762	4,419,433
Lines of credit	139,000	460,000
Accounts payable and accrued expenses	109,385	96,699
Accrued interest payable	124,717	91,172
Other liabilities	322,975	311,557
Security deposits	62,159	58,072
Distributions payable	141,244	151,382
Total liabilities	10,269,213	8,766,538

Commitments and contingencies
Minority Interests:
Operating Partnership	331,626	372,961
Preference Interests and Units	184	11,684
Partially Owned Properties	26,236	26,814
Total Minority Interests	358,046	411,459

Shareholders' equity:
Preferred Shares of beneficial interest, $0.01 par value; 100,000,000 shares authorized; 1,986,475 shares issued and outstanding as of December 31, 2007 and 2,762,950 shares issued and outstanding as of December 31, 2006	209,662	386,574
Common Shares of beneficial interest, $0.01 par value; 1,000,000,000 shares authorized; 269,554,661 shares issued and outstanding as of December 31, 2007 and 293,551,633 shares issued and outstanding as of December 31, 2006	2,696	2,936
Paid in capital	4,266,538	5,349,194
Retained earnings	599,504	159,528
Accumulated other comprehensive loss	(15,882)	(14,010)
Total shareholders' equity	5,062,518	5,884,222
Total liabilities and shareholders' equity	$ 15,689,777	$ 15,062,219
EQUITY RESIDENTIAL

Portfolio Summary
As of December 31, 2007

	Markets	Properties	Units	% of Total Units	% of 2008 Stabilized NOI	Average Rental Rate (1)

1	New York Metro Area	22	6,246	4.1%	10.1%	$ 2,612
2	Los Angeles	38	7,973	5.2%	8.3%	1,803
3	South Florida	38	12,433	8.1%	7.8%	1,276
4	DC Northern Virginia	24	8,057	5.3%	7.7%	1,602
5	Seattle/Tacoma	48	11,205	7.3%	7.3%	1,249
6	San Francisco Bay Area	33	6,623	4.3%	6.0%	1,678
7	Boston	36	5,907	3.9%	5.9%	1,553
8	Phoenix	40	11,640	7.6%	5.5%	913
9	Denver	28	9,342	6.1%	5.0%	980
10	Atlanta	33	9,862	6.5%	4.4%	933
11	Orlando	25	7,825	5.1%	4.4%	1,031
12	San Diego	14	4,491	2.9%	4.3%	1,610
13	Inland Empire, CA	15	4,655	3.1%	3.6%	1,473
14	Orange County	9	3,175	2.1%	3.0%	1,582
15	New England (excluding Boston)	38	5,597	3.7%	2.9%	1,082
16	Suburban Maryland	20	5,081	3.3%	2.8%	1,106
17	Dallas/Ft. Worth	20	5,049	3.3%	1.9%	906
18	Jacksonville	12	3,951	2.6%	1.8%	1,055
19	Portland, OR	11	3,713	2.4%	1.8%	924
20	Raleigh/Durham	16	4,032	2.6%	1.5%	770

	Top 20 Total	520	136,857	89.5%	96.0%	1,290

21	Tampa/Ft. Myers	11	3,414	2.2%	1.4%	919
22	Austin	9	2,985	2.0%	1.3%	871
23	Central Valley, CA	10	1,595	1.1%	0.8%	1,068
24	Other EQR	17	3,654	2.4%	0.5%	820

	Total	567	148,505	97.2%	100.0%	1,259

	Condominium Conversion	11	585	0.4%	-	-
	Military Housing	1	3,731	2.4%	-	-

	Grand Total	579	152,821	100.0%	100.0%	$ 1,259

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the month of December 2007.

EQUITY RESIDENTIAL

Portfolio as of December 31, 2007

		Properties	Units

Wholly Owned Properties		507	133,189
Partially Owned Properties:
Consolidated		27	5,455
Unconsolidated		44	10,446
Military Housing (Fee Managed)		1	3,731
		579	152,821

Portfolio Rollforward Q4 2007

	Properties	Units	$ Thousands	Cap Rate

9/30/2007	584	154,152

Acquisitions:
Rental Properties	2	547	$ 66,970	6.3%
Land Parcel (one)	-	-	$ 63,994
Dispositions:
Rental Properties	(7)	(1,882)	$ (172,868)	5.8%
Condominium Units	-	(65)	$ (15,989)
Land Parcel	-	-	$ (4,297)
Configuration Changes	-	69

12/31/2007	579	152,821

Portfolio Rollforward 2007

	Properties	Units	$ Thousands	Cap Rate

12/31/2006	617	165,716
Acquisitions:
Rental Properties	36	8,167	$ 1,686,435	4.8%
Land Parcels (eight)	-	-	$ 212,841
Dispositions:
Rental Properties	(73)	(21,563)	$ (1,921,302)	5.6%
Condominium Units	(5)	(617)	$ (164,226)
Land Parcels (two)	-	-	$ (49,959)
Completed Developments	4	938
Configuration Changes	-	180

12/31/2007	579	152,821

EQUITY RESIDENTIAL

Fourth Quarter 2007 vs. Fourth Quarter 2006
Quarter over Quarter Same-Store Results/Statistics

$ in Thousands (except for Average Rental Rate) - 123,639 Same-Store Units

	Results			Statistics
Description	Revenues	Expenses	NOI (1)	Average Rental Rate (2)	Occupancy	Turnover
Q4 2007	$ 446,820	$ 162,853	$ 283,967	$ 1,276	94.6%	14.8%
Q4 2006	$ 430,244	$ 162,313	$ 267,931	$ 1,229	94.5%	15.5%
Change	$ 16,576	$ 540	$ 16,036	$ 47	0.1%	(0.7%)
Change	3.9%	0.3%	6.0%	3.8%

Fourth Quarter 2007 vs. Third Quarter 2007
Sequential Quarter over Quarter Same-Store Results/Statistics

$ in Thousands (except for Average Rental Rate) - 131,034 Same-Store Units

	Results			Statistics
Description	Revenues	Expenses	NOI (1)	Average Rental Rate (2)	Occupancy	Turnover
Q4 2007	$ 476,100	$ 174,955	$ 301,145	$ 1,284	94.4%	14.8%
Q3 2007	$ 472,982	$ 177,077	$ 295,905	$ 1,276	94.4%	19.0%
Change	$ 3,118	$ (2,122)	$ 5,240	$ 8	0.0%	(4.2%)
Change	0.7%	(1.2%)	1.8%	0.6%

2007 vs. 2006
Year over Year Same-Store Results/Statistics

$ in Thousands (except for Average Rental Rate) - 115,857 Same-Store Units

	Results			Statistics
Description	Revenues	Expenses	NOI (1)	Average Rental Rate (2)	Occupancy	Turnover
2007	$ 1,643,513	$ 607,691	$ 1,035,822	$ 1,250	94.7%	63.3%
2006	$ 1,576,322	$ 595,074	$ 981,248	$ 1,199	94.7%	64.9%
Change	$ 67,191	$ 12,617	$ 54,574	$ 51	0.0%	(1.6%)
Change	4.3%	2.1%	5.6%	4.3%

(1) The Company's primary financial measure for evaluating each of its apartment communities is net operating income ("NOI").  NOI represents rental income less property and maintenance expense, real estate tax and insurance expense, and property management expense.  The Company believes that NOI is helpful to investors as a supplemental measure of the operating performance of a real estate company because it is a direct measure of the actual operating results of the Company's apartment communities.

(2) Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.

EQUITY RESIDENTIAL

Same-Store NOI Reconciliation
Fourth Quarter 2007 vs. Fourth Quarter 2006

The following table presents a reconciliation of operating income per the consolidated statements of operations to NOI for the Fourth Quarter 2007 Same-Store Properties:

	Quarter Ended December 31,
	2007	2006
	(Amounts in thousands)

Operating income	$ 159,362	$ 89,488
Adjustments:
Non-same-store operating results	(39,721)	(3,702)
Fee and asset management revenue	(2,246)	(2,223)
Fee and asset management expense	1,808	2,457
Depreciation	149,727	137,033
General and administrative	14,639	12,594
Impairment	398	32,284

Same-store NOI	$ 283,967	$ 267,931

Same-Store NOI Reconciliation
2007 vs. 2006

The following table presents a reconciliation of operating income per the consolidated statements of operations to NOI for the 2007 Same- Store Properties:

	Year Ended December 31,
	2007	2006
	(Amounts in thousands)

Operating income	$ 565,817	$ 452,956
Adjustments:
Non-same-store operating results	(167,579)	(61,520)
Fee and asset management revenue	(9,183)	(9,101)
Fee and asset management expense	8,412	8,934
Depreciation	587,647	507,508
General and administrative	49,290	48,469
Impairment	1,418	34,002

Same-store NOI	$ 1,035,822	$ 981,248
EQUITY RESIDENTIAL

Fourth Quarter 2007 vs. Fourth Quarter 2006
Same-Store Results by Market

						Increase (Decrease) from Prior Year's Quarter
			Q4 2007	Q4 2007	Q4 2007
			% of	Average	Weighted				Average
			Actual	Rental	Average				Rental
	Markets	Units	NOI	Rate(1)	Occupancy %	Revenues	Expenses	NOI	Rate(1)	Occupancy
1	New York Metro Area	5,288	9.8%	$ 2,690	96.0%	6.4%	(1.2%)	10.4%	7.0%	(0.6%)
2	Los Angeles	6,754	7.8%	1,717	94.3%	4.4%	0.6%	6.3%	5.0%	(0.5%)
3	Seattle/Tacoma	8,980	7.4%	1,283	94.2%	8.6%	0.7%	13.5%	7.8%	0.6%
4	DC Northern Virginia	6,870	7.0%	1,514	94.8%	3.7%	1.9%	4.6%	2.3%	1.3%
5	South Florida	9,347	6.9%	1,293	92.8%	(2.3%)	(0.5%)	(3.5%)	(1.6%)	(0.7%)
6	San Francisco Bay Area	5,793	6.1%	1,569	95.1%	7.4%	(1.1%)	12.1%	7.4%	0.0%
7	Boston	5,205	5.8%	1,827	95.8%	3.2%	7.7%	0.5%	1.6%	1.6%
8	Phoenix	9,026	5.4%	927	94.6%	1.0%	(2.1%)	2.9%	0.9%	0.1%
9	Denver	8,045	5.0%	939	95.3%	8.0%	2.2%	11.2%	7.3%	0.6%
10	Atlanta	8,496	4.7%	959	94.7%	4.4%	6.6%	2.8%	4.8%	(0.4%)
11	Orlando	6,959	4.4%	1,030	93.4%	(2.2%)	(2.0%)	(2.3%)	(1.7%)	(0.5%)
12	San Diego	3,822	4.2%	1,622	95.0%	4.3%	1.0%	6.0%	5.1%	(0.7%)
13	Inland Empire, CA	4,355	3.9%	1,367	93.6%	2.8%	3.4%	2.4%	4.1%	(1.4%)
14	New England (excluding Boston)	5,597	3.4%	1,096	94.1%	2.5%	(1.0%)	5.4%	2.9%	(0.4%)
15	Orange County	3,013	3.3%	1,584	94.9%	3.5%	(2.8%)	6.6%	4.6%	(1.0%)
16	Suburban Maryland	3,687	2.5%	1,136	94.1%	8.1%	10.1%	6.8%	3.5%	4.0%
17	Dallas/Ft. Worth	4,019	2.2%	958	94.8%	5.4%	(10.3%)	20.8%	5.1%	0.3%
18	Portland, OR	3,409	2.0%	937	95.9%	6.9%	0.7%	11.3%	5.2%	1.5%
19	Jacksonville	3,231	1.9%	918	94.4%	1.5%	(2.0%)	3.7%	1.4%	0.1%
20	Raleigh/Durham	3,640	1.7%	786	95.1%	2.9%	3.7%	2.4%	3.7%	(0.7%)
	Top 20 Markets	115,536	95.4%	1,298	94.5%	3.9%	0.8%	5.8%	3.8%	0.1%

	All Other Markets	8,103	4.6%	961	94.6%	2.1%	(7.2%)	9.6%	2.8%	(0.7%)
	Total	123,639	100.0%	$ 1,276	94.6%	3.9%	0.3%	6.0%	3.8%	0.1%

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.

EQUITY RESIDENTIAL

Fourth Quarter 2007 vs. Third Quarter 2007
Sequential Same-Store Results by Market

						Increase (Decrease) from Prior Quarter
			Q4 2007	Q4 2007	Q4 2007
			% of	Average	Weighted				Average
			Actual	Rental	Average				Rental
	Markets	Units	NOI	Rate(1)	Occupancy %	Revenues	Expenses	NOI	Rate(1)	Occupancy
1	New York Metro Area	5,922	9.6%	$ 2,618	95.0%	1.1%	2.7%	0.3%	1.6%	(0.5%)
2	South Florida	11,761	8.2%	1,301	92.3%	(0.1%)	0.9%	(0.8%)	(0.9%)	0.8%
3	Los Angeles	7,179	7.9%	1,743	94.4%	(0.3%)	(1.9%)	0.6%	0.3%	(0.5%)
4	Seattle/Tacoma	9,182	7.1%	1,283	94.2%	0.1%	(1.9%)	1.3%	1.7%	(1.5%)
5	DC Northern Virginia	6,870	6.6%	1,514	94.8%	0.9%	3.5%	(0.3%)	0.4%	0.4%
6	San Francisco Bay Area	6,211	6.2%	1,594	95.3%	1.5%	(6.7%)	6.3%	2.0%	(0.5%)
7	Boston	5,649	6.0%	1,852	95.8%	1.3%	10.3%	(3.8%)	1.4%	(0.1%)
8	Phoenix	10,234	5.7%	932	94.1%	1.3%	(5.7%)	5.7%	0.0%	1.2%
9	Orlando	7,825	4.8%	1,036	93.7%	(1.2%)	(5.3%)	1.4%	(0.7%)	(0.5%)
10	Denver	8,045	4.7%	939	95.3%	1.9%	(5.7%)	6.4%	1.6%	0.3%
11	Atlanta	8,678	4.6%	962	94.7%	0.8%	(2.6%)	3.4%	1.1%	(0.3%)
12	San Diego	4,262	4.4%	1,601	95.0%	0.7%	(0.5%)	1.4%	1.0%	(0.3%)
13	Inland Empire, CA	4,355	3.7%	1,367	93.6%	1.0%	(4.2%)	3.9%	0.0%	0.9%
14	Orange County	3,175	3.3%	1,577	95.0%	0.4%	(1.1%)	1.2%	1.1%	(0.7%)
15	New England (excluding Boston)	5,597	3.2%	1,096	94.1%	0.0%	1.5%	(1.1%)	0.5%	(0.4%)
16	Suburban Maryland	3,687	2.3%	1,136	94.1%	5.7%	5.2%	6.0%	2.5%	2.8%
17	Dallas/Ft. Worth	4,019	2.1%	958	94.8%	(0.2%)	(6.3%)	4.8%	0.3%	(0.5%)
18	Portland, OR	3,409	1.9%	937	95.9%	(0.2%)	(1.7%)	0.8%	(0.2%)	0.0%
19	Jacksonville	3,231	1.7%	918	94.4%	(0.9%)	(3.4%)	0.6%	(0.3%)	(0.6%)
20	Raleigh/Durham	3,640	1.6%	786	95.1%	1.0%	(4.9%)	5.4%	0.3%	0.7%
	Top 20 Markets	122,931	95.6%	1,305	94.4%	0.7%	(0.9%)	1.6%	0.6%	0.0%

	All Other Markets	8,103	4.4%	961	94.6%	0.1%	(6.0%)	4.7%	0.2%	(0.2%)
	Total	131,034	100.0%	$ 1,284	94.4%	0.7%	(1.2%)	1.8%	0.6%	0.0%

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.

EQUITY RESIDENTIAL

2007 vs. 2006
Same-Store Results by Market

						Increase (Decrease) from Prior Year
			2007	2007	2007
			% of	Average	Weighted				Average
			Actual	Rental	Average				Rental
	Markets	Units	NOI	Rate(1)	Occupancy %	Revenues	Expenses	NOI	Rate(1)	Occupancy
1	New York Metro Area	5,153	9.9%	$ 2,595	96.1%	6.4%	0.7%	9.4%	6.7%	(0.3%)
2	Los Angeles	6,221	8.0%	1,705	95.0%	5.0%	0.8%	7.1%	4.7%	0.3%
3	Seattle/Tacoma	8,452	7.3%	1,244	94.8%	7.3%	2.4%	10.4%	6.6%	0.5%
4	DC Northern Virginia	6,246	6.7%	1,477	94.8%	3.4%	6.1%	2.1%	3.5%	0.0%
5	South Florida	7,662	6.4%	1,311	93.2%	0.1%	3.8%	(2.2%)	0.9%	(0.8%)
6	San Francisco Bay Area	5,541	6.2%	1,540	95.9%	7.1%	2.5%	9.6%	6.8%	0.2%
7	Boston	4,677	5.8%	1,811	95.1%	2.8%	1.7%	3.5%	2.5%	0.3%
8	Phoenix	9,026	5.8%	930	94.0%	3.8%	2.2%	4.8%	4.7%	(0.8%)
9	Atlanta	7,938	4.6%	917	95.2%	4.6%	4.1%	5.0%	4.6%	0.0%
10	Orlando	6,473	4.5%	1,034	93.7%	0.1%	4.0%	(2.2%)	0.8%	(0.8%)
11	Denver	7,013	4.4%	886	95.3%	5.6%	4.1%	6.4%	5.0%	0.6%
12	San Diego	3,486	4.2%	1,592	94.9%	4.3%	(1.2%)	7.1%	4.2%	0.1%
13	New England (excluding Boston)	5,597	3.6%	1,083	94.3%	4.5%	0.9%	7.6%	3.5%	0.9%
14	Inland Empire, CA	3,712	3.6%	1,336	93.6%	3.6%	2.9%	3.9%	3.6%	(0.1%)
15	Orange County	3,013	3.6%	1,552	95.4%	4.2%	(1.0%)	6.7%	4.1%	0.1%
16	Suburban Maryland	3,687	2.6%	1,104	93.0%	3.0%	9.1%	(0.7%)	2.5%	0.5%
17	Dallas/Ft. Worth	3,869	2.2%	931	95.2%	4.1%	(1.7%)	9.1%	3.8%	0.2%
18	Portland, OR	3,409	2.1%	924	95.7%	7.5%	1.7%	11.6%	6.8%	0.6%
19	Jacksonville	3,231	2.0%	914	94.6%	2.7%	1.2%	3.7%	2.7%	0.0%
20	Raleigh/Durham	3,348	1.6%	769	94.9%	4.1%	2.3%	5.4%	4.6%	(0.5%)
	Top 20 Markets	107,754	95.1%	1,272	94.7%	4.3%	2.4%	5.4%	4.2%	0.0%

	All Other Markets	8,103	4.9%	952	94.9%	4.0%	(1.6%)	8.6%	3.9%	0.1%
	Total	115,857	100.0%	$ 1,250	94.7%	4.3%	2.1%	5.6%	4.3%	0.0%

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.

EQUITY RESIDENTIAL

Debt Summary as of December 31, 2007
(Amounts in thousands)

				Weighted
			Weighted	Average
			Average	Maturities
	Amounts (1)	% of Total	Rates (1)	(years)

Secured	$ 3,605,971	37.9%	5.74%	7.6
Unsecured	5,902,762	62.1%	5.67%	6.2
Total	$ 9,508,733	100.0%	5.69%	6.7

Fixed Rate Debt:
Secured - Conventional	$ 2,475,279	26.0%	6.15%	4.8
Unsecured - Public/Private	5,002,664	52.6%	5.65%	6.5
Unsecured - Tax Exempt	111,390	1.2%	5.05%	21.3
Fixed Rate Debt	7,589,333	79.8%	5.80%	6.1

Floating Rate Debt:
Secured - Conventional	492,138	5.2%	6.26%	5.5
Secured - Tax Exempt	638,554	6.7%	3.81%	20.6
Unsecured - Public/Private	649,708	6.8%	6.15%	2.5
Unsecured - Revolving Credit Facility	139,000	1.5%	5.68%	4.1
Floating Rate Debt	1,919,400	20.2%	5.31%	9.1

Total	$ 9,508,733	100.0%	5.69%	6.7

(1) Net of the effect of any derivative instruments. Weighted average rates are for the year ended December 31, 2007.

Note: The Company capitalized interest of approximately $45.1 million and $20.7 million during the years ended December 31, 2007 and 2006, respectively. The Company capitalized interest of approximately $14.3 million and $7.5 million during the quarters ended December 31, 2007 and 2006, respectively.

Debt Maturity Schedule as of December 31, 2007
(Amounts in thousands)

						Weighted	Weighted
						Average Rates	Average Rates
		Fixed Rate	Floating Rate		% of	on Fixed Rate	on Total Debt
Year		(1)	(1)	Total	Total	Debt (1)	(1)

2008		$ 457,610	$ 83,391	$ 541,001	5.7%	6.65%	6.54%
2009		458,326	457,432	915,758	9.6%	6.35%	5.47%
2010	(2)	280,414	550,982	831,396	8.7%	7.04%	6.07%
2011	(3)	1,503,562	41,537	1,545,099	16.3%	5.56%	5.54%
2012	(4)	907,986	139,000	1,046,986	11.0%	6.08%	5.92%
2013		566,267	-	566,267	6.0%	5.93%	5.93%
2014		517,445	-	517,445	5.4%	5.28%	5.28%
2015		355,587	-	355,587	3.7%	6.41%	6.41%
2016		1,089,320	-	1,089,320	11.5%	5.32%	5.32%
2017		803,649	456	804,105	8.5%	6.01%	6.01%
2018+		649,167	646,602	1,295,769	13.6%	6.20%	5.38%
Total		$ 7,589,333	$ 1,919,400	$ 9,508,733	100.0%	5.91%	5.71%

(1) Net of the effect of any derivative instruments.  Weighted average rates are as of December 31, 2007.

(2) Includes the Company's $500.0 million floating rate term loan facility, which matures on October 5, 2010, subject to two one-year extension options exercisable by the Company.

(3) Includes $650.0 million of 3.85% convertible unsecured debt with a final maturity of 2026.  The notes are callable by the Company on or after August 18, 2011.  The notes are putable by the holders on August 18, 2011, August 15, 2016 and August 15, 2021.

(4) Includes $139.0 million outstanding on the Company's $1.5 billion unsecured revolving credit facility, which matures on February 28, 2012.

EQUITY RESIDENTIAL

Unsecured Debt Summary as of December 31, 2007
(Amounts in thousands)

					Unamortized
	Coupon	Due		Face	Premium/	Net
	Rate	Date		Amount	(Discount)	Balance

Fixed Rate Notes:
	7.500%	08/15/08	(1)	$ 130,000	$ -	$ 130,000
	4.750%	06/15/09	(2)	300,000	(400)	299,600
	6.950%	03/02/11		300,000	2,864	302,864
	6.625%	03/15/12		400,000	(1,236)	398,764
	5.500%	10/01/12		350,000	(1,640)	348,360
	5.200%	04/01/13		400,000	(622)	399,378
	5.250%	09/15/14		500,000	(412)	499,588
	6.584%	04/13/15		300,000	(809)	299,191
	5.125%	03/15/16		500,000	(439)	499,561
	5.375%	08/01/16		400,000	(1,592)	398,408
	5.750%	06/15/17		650,000	(4,832)	645,168
	7.125%	10/15/17		150,000	(635)	149,365
	7.570%	08/15/26		140,000	-	140,000
	3.850%	08/15/26	(3)	650,000	(7,583)	642,417
Floating Rate Adjustments			(2)	(150,000)	-	(150,000)
				5,020,000	(17,336)	5,002,664

Fixed Rate Tax Exempt Notes:
	4.750%	12/15/28	(1)	35,600	-	35,600
	5.200%	06/15/29	(1)	75,790	-	75,790
				111,390	-	111,390

Floating Rate Notes:
		06/15/09	(2)	150,000	-	150,000
FAS 133 Adjustments - net			(2)	(292)	-	(292)
Term Loan Facility		10/05/10	(4)	500,000	-	500,000
				649,708	-	649,708

Revolving Credit Facility:		02/28/12	(5)	139,000	-	139,000

Total Unsecured Debt				$ 5,920,098	$ (17,336)	$ 5,902,762

(1) Notes are private.  All other unsecured debt is public.

(2) $150.0 million in fair value interest rate swaps converts 50% of the 4.750% Notes due June 15, 2009 to a floating interest rate.

(3) Convertible notes mature on August 15, 2026.  The notes are callable by the Company on or after August 18, 2011.  The notes are putable by the holders on August 18, 2011, August 15, 2016 and August 15, 2021.

(4) Represents the Company's $500.0 million term loan facility, which matures on October 5, 2010, subject to two one-year extension options exercisable by the Company.

(5) Represents amount outstanding on the Company's $1.5 billion unsecured revolving credit facility which matures on February 28, 2012.

EQUITY RESIDENTIAL

Selected Unsecured Public Debt Covenants

	December 31,	September 30,
	2007	2007

Total Debt to Adjusted Total Assets (not to exceed 60%)	50.5%	50.6%

Secured Debt to Adjusted Total Assets (not to exceed 40%)	19.2%	19.0%

Consolidated Income Available for Debt Service to
Maximum Annual Service Charges
(must be at least 1.5 to 1)	2.09	2.16

Total Unsecured Assets to Unsecured Debt
(must be at least 150%)	207.4%	215.0%

These selected covenants relate to ERP Operating Limited Partnership's ("ERPOP") outstanding unsecured public debt. Equity Residential is the general partner of ERPOP.

EQUITY RESIDENTIAL

Capital Structure as of December 31, 2007
(Amounts in thousands except for share and per share amounts)

Secured Debt					$ 3,605,971	37.9%
Unsecured Debt					5,763,762	60.6%
Revolving Credit Facility					139,000	1.5%
Total Debt					9,508,733	100.0%	47.0%

Common Shares			269,554,661	93.6%
OP Units			18,420,320	6.4%
Total Shares and OP Units			287,974,981	100.0%
Common Share Equivalents (see below)			445,752
Total outstanding at quarter-end			288,420,733
Common Share Price at December 31, 2007			$ 36.47
					10,518,704	98.1%
Perpetual Preferred Equity (see below)					200,000	1.9%
Total Equity					10,718,704	100.0%	53.0%

Total Market Capitalization					$ 20,227,437		100.0%

Convertible Preferred Equity as of December 31, 2007
(Amounts in thousands except for share and per share amounts)

				Annual	Annual	Weighted		Common
	Redemption	Outstanding	Liquidation	Dividend	Dividend	Average	Conversion	Share
Series	Date	Shares/Units	Value	Per Share/Unit	Amount	Rate	Ratio	Equivalents

Preferred Shares:
7.00% Series E	11/1/98	362,116	$ 9,053	$ 1.75	$ 634		1.1128	402,963
7.00% Series H	6/30/98	24,359	609	1.75	43		1.4480	35,272
Junior Preference Units:
8.00% Series B	7/29/09	7,367	184	2.00	15		1.020408	7,517
Total Convertible Preferred Equity		393,842	$ 9,846		$ 692	7.03%		445,752

Perpetual Preferred Equity as of December 31, 2007
(Amounts in thousands except for share and per share amounts)

				Annual	Annual	Weighted
	Redemption	Outstanding	Liquidation	Dividend	Dividend	Average
Series	Date	Shares	Value	Per Share	Amount	Rate
Preferred Shares:
8.29% Series K	12/10/26	1,000,000	$ 50,000	$ 4.145	$ 4,145
6.48% Series N	6/19/08	600,000	150,000	16.20	9,720
Total Perpetual Preferred Equity		1,600,000	$ 200,000		$ 13,865	6.93%

EQUITY RESIDENTIAL

Common Share and Operating Partnership Unit (OP Unit)
Weighted Average Amounts Outstanding

	2007	2006	Q407	Q406 (1)

Weighted Average Amounts Outstanding for Net Income Purposes (1):
Common Shares - basic	279,406,365	290,018,793	269,197,434	291,668,842
Shares issuable from assumed conversion/vesting of:
- OP Units	18,985,960	20,433,196	18,530,596	-
- share options / restricted shares	3,842,868	5,127,102	2,929,623	-
Total Common Shares and OP Units - diluted	302,235,193	315,579,091	290,657,653	291,668,842

Weighted Average Amounts Outstanding for FFO Purposes:
Common Shares - basic	279,406,365	290,018,793	269,197,434	291,668,842
OP Units - basic	18,985,960	20,433,196	18,530,596	20,088,178
Total Common Shares and OP Units - basic	298,392,325	310,451,989	287,728,030	311,757,020
Shares issuable from assumed conversion/vesting of:
- convertible preferred shares/units	496,959	581,321	471,314	544,086
- share options / restricted shares	3,842,868	5,127,102	2,929,623	5,318,852
Total Common Shares and OP Units - diluted	302,732,152	316,160,412	291,128,967	317,619,958

Period Ending Amounts Outstanding:
Common Shares - basic	269,554,661
OP Units - basic	18,420,320
Total Common Shares and OP Units - basic	287,974,981

(1) In accordance with SFAS No. 128, Earnings Per Share, potential common shares issuable from the assumed conversion of OP Units, the exercise of share options and the vesting of restricted shares are automatically anti-dilutive and therefore excluded from the diluted earnings per share calculation as the Company had a loss from continuing operations for the fourth quarter ended December 31, 2006.

EQUITY RESIDENTIAL

Partially Owned Entities as of December 31, 2007
(Amounts in thousands except for project and unit amounts)

		Consolidated				Unconsolidated
		Development Projects
		Held for and/or Under Development	Completed and Stabilized	Other	Total	Institutional Joint Ventures

Total projects	(1)	-	6	21	27	44

Total units	(1)	-	1,549	3,906	5,455	10,446

Operating information for the year ended 12/31/07 (at 100%):
Operating revenue		$ 20	$ 22,506	$ 56,338	$ 78,864	$ 104,271
Operating expenses		1,554	10,599	19,547	31,700	47,024
Net operating income (loss)		(1,534)	11,907	36,791	47,164	57,247
Depreciation		-	9,563	13,843	23,406	21,582
Other		48	2,116	228	2,392	511
Operating income (loss)		(1,582)	228	22,720	21,366	35,154
Interest and other income		133	195	1,073	1,401	836
Interest:
Expense incurred, net		(423)	(8,511)	(20,096)	(29,030)	(37,453)
Amortization of deferred financing costs		(12)	(50)	(114)	(176)	(617)
Net income (loss)		$ (1,884)	$ (8,138)	$ 3,583	$ (6,439)	$ (2,080)

Debt - Secured (2):
EQR Ownership (3)		$ 395,663	$ 141,206	$ 286,755	$ 823,624	$ 121,200
Minority Ownership		-	-	13,321	13,321	363,600
Total (at 100%)		$ 395,663	$ 141,206	$ 300,076	$ 836,945	$ 484,800

(1) Project and unit counts exclude all uncompleted development projects until those projects are substantially completed.  See the Consolidated Development Projects schedule for more detail.

(2) All debt is non-recourse to the Company with the exception of $28.3 million in mortgage bonds on one development project.

(3) Represents the Company's current economic ownership interest.

EQUITY RESIDENTIAL

Consolidated Development Projects as of December 31, 2007
(Amounts in thousands except for project and unit amounts)

Projects	Location	No. of Units	Total Capital Cost(1)	Total Book Value To Date	Total Book Value Not Placed in Service	Total Debt	Percentage Completed	Percentage Leased	Percentage Occupied	Estimated Completion Date	Estimated Stabilization Date

Projects Under Development - Wholly Owned:
West End Apartments (a.k.a. Emerson/CRP II)	Boston, MA	310	$ 167,953	$ 138,440	$ 138,440	$ -	92%	29%	25%	Q2 2008	Q1 2009
Redmond Ridge	Redmond, WA	321	55,457	42,991	42,991	-	83%	8%	-	Q2 2008	Q3 2010
Crowntree Lakes	Orlando, FL	352	58,628	38,379	38,379	-	66%	-	-	Q4 2008	Q4 2009
Key Isle at Windermere II	Orlando, FL	165	29,058	17,372	17,372	-	58%	-	-	Q4 2008	Q1 2009
70 Greene (a.k.a. 77 Hudson)	Jersey City, NJ	480	269,958	109,147	109,147	-	42%	-	-	Q4 2009	Q1 2011
Reserve at Town Center II	Mill Creek, WA	100	23,485	5,464	5,464	-	6%	-	-	Q2 2010	Q4 2010

Projects Under Development - Wholly Owned		1,728	604,539	351,793	351,793	-

Projects Under Development - Partially Owned:
Alta Pacific(2)	Irvine, CA	132	46,416	41,143	41,143	28,260	88%	-	-	Q1 2008	Q4 2008
City Lofts	Chicago, IL	278	71,109	52,614	52,614	27,569	84%	-	-	Q3 2008	Q2 2009
Silver Spring	Silver Spring, MD	457	147,454	89,853	89,853	53,202	59%	-	-	Q4 2008	Q3 2010
303 Third Street	Cambridge, MA	531	248,307	140,832	140,832	50,981	52%	-	-	Q4 2008	Q1 2010
Montclair Metro	Montclair, NJ	163	48,730	11,398	11,398	1	16%	-	-	Q2 2009	Q1 2010
Red Road Commons	South Miami, FL	404	128,816	35,000	35,000	17,387	3%	-	-	Q1 2010	Q3 2011
111 Lawrence Street	Brooklyn, NY	492	283,968	49,769	49,769	-	1%	-	-	Q2 2010	Q3 2011

Projects Under Development - Partially Owned		2,457	974,800	420,609	420,609	177,400

Projects Under Development		4,185	1,579,339	772,402	772,402	177,400

Land Held for Development		N/A	-	396,962	396,962	218,263

Land/Projects Held for and/or Under Development		4,185	1,579,339	1,169,364	1,169,364	395,663

Completed Not Stabilized - Wholly Owned (3):
Bella Vista III	Woodland Hills, CA	264	73,336	73,190	-	-		62%	59%	Completed	Q3 2008
Highland Glen II	Westwood, MA	102	21,620	19,797	-	-		39%	33%	Completed	Q3 2008

Projects Completed Not Stabilized		366	94,956	92,987	-	-

Completed and Stabilized During the Quarter:
Mozaic (a.k.a. Union Station)	Los Angeles, CA	272	69,661	67,849	-	47,206		91%	90%	Completed	Stabilized
Vintage	Ontario, CA	300	54,722	54,722	-	33,000		94%	96%	Completed	Stabilized

Projects Completed and Stabilized During the Quarter		572	124,383	122,571	-	80,206

Total Projects		5,123	$ 1,798,678	$ 1,384,922	$ 1,169,364	$ 475,869

NOI CONTRIBUTION FROM DEVELOPMENT PROJECTS							Total Capital Cost (1)	Q4 2007 NOI
Projects Under Development							$ 1,579,339	$ (13)
Completed Not Stabilized							94,956	366
Completed and Stabilized During the Quarter							124,383	724
Total Development / Newly Stabilized NOI Contribution							$ 1,798,678	$ 1,077

(1) Total capital cost represents estimated development cost for projects under development and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all projects, all in accordance with GAAP.

(2) Debt is primarily tax-exempt bonds that are entirely outstanding, with $6.7 million held in escrow by the lender and released as draw requests are made.  This amount is classified as deposits - restricted in the consolidated balance sheets at 12/31/07.

(3) Properties included here are substantially complete. However, they may still require additional exterior and interior work for all units to be available for leasing.

EQUITY RESIDENTIAL

Consolidated Condominium Conversion Projects as of December 31, 2007
(Amounts in thousands except for project and unit amounts)

				Units				2007 YTD Activity			Q4 2007
						Available for Sale
Projects	Location	Project Start Date (1)	Estimated Close Out Date	Total	Units Closed	Sold Not Closed	Available	Units Closed	Sales Price	FFO Incremental Gain on Sale (4)	Units Closed	Sales Price	FFO Incremental Gain on Sale (4)

For Sale
Milano Terrace	Scotts- dale, AZ	Q2 2005	Q1 2008	224	206	7	11	53	$13,044	$2,243	5	$1,288	$224
South Palm Place	Tamarac, FL	Q2 2005	Q1 2008	208	202	2	4	93	18,941	822	2	404	20
Chantecleer Lakes	Naper- ville, IL	Q4 2005	Q1 2008	304	302	1	1	96	15,533	2,319	7	1,170	192
Park Bloomingdale	Blooming- dale, IL	Q2 2006	Q4 2008	250	180	11	59	102	17,142	1,359	16	2,933	159
Belle Arts	Bellevue, WA	Q4 2006	Q1 2008	128	127	-	1	127	41,562	5,785	19	5,608	795
Pacific Cove	Playa del Ray, CA	Q3 2006	Q1 2008	80	79	1	-	79	39,024	5,625	2	995	61
Arrington Place	Issaquah, WA	Q1 2007	Q1 2009	130	45	3	82	45	11,065	1,587	14	3,481	524
Sage	Everett, WA	Q2 2007	Q3 2008	123	-	16	107	-	-	-	-	-	-
The Cleo (The Alexandria)	Los Angeles, CA	Q3 2007	Q4 2008	104	-	-	104	-	-	-	-	-	-
Verde (Mission Verde)	San Jose, CA	Q3 2007	Q1 2009	108	-	-	108	-	-	-	-	-	-
Crosspointe	Bellevue, WA	Q4 2007	Q1 2009	67	-	-	67	-	-	-	-	-	-

				1,726	1,141	41	544	595	156,311	19,740	65	15,879	1,975

Closed Out
Timber Ridge	Woodin- ville, WA	Q1 2005	Q1 2007	203	203	-	-	4	1,059	394	-	-	(20)
Braewood	Bothell, WA	Q2 2005	Q1 2007	84	84	-	-	2	573	(33)	-	-	(1)
Fairway Greens	Pembroke Pines, FL	Q1 2005	Q2 2007	152	152	-	-	2	410	139	-	-	1
Fifth Avenue North (2)	Seattle, WA	Q2 2005	Q2 2007	62	62	-	-	6	2,111	393	-	110	95
Parkside (3)	Seattle, WA	Q4 2005	Q3 2007	44	44	-	-	8	3,762	282	-	-	(28)
Projects closed out prior to 2007				3,744	3,744	-	-	-	-	(144)	-	-	(24)

				4,289	4,289	-	-	22	7,915	1,031	-	110	23

Totals			16	6,015	5,430	41	544	617	$164,226	$20,771	65	$15,989	$1,998

Net incremental gain on sales of condominium units (4)										$20,771			$1,998
Corporate overhead (property management expense)										(4,801)			(1,124)
Other expenses										(960)			(495)
Discontinued operating income (loss)										(4,856)			(931)
Operating income of halted conversions (5)										4,555			1,703

Pre-tax net income - Condominium division (6)										$14,709			$1,151

(1) Project start date represents the date that each respective property was acquired by the taxable REIT subsidiary and included in discontinued operations.

(2) Includes the sale of approximately 310 square feet of retail space, which amounted to a gain of $101,000 on proceeds of $110,000.

(3) Includes the sale of approximately 2,600 square feet of retail space, which amounted to a gain of $275,000 on proceeds of $650,000.

(4) Amounts are net of $1,871,000 and $189,000 in reserves for potential homeowners disputes for the year and quarter ended December 31, 2007, respectively.

(5) Halted conversions includes the results of Dania Beach Club, Azure Creek, Alameda Ranch, Bella Vista, Oaks at Falls Church and Regency Park.  All of these properties with the exception of Dania Beach Club were sold back to ERPOP on December 18, 2007.

(6) Excludes interest income, interest expense and certain other items specific to condominium conversion projects that ultimately eliminate in consolidation. Also excludes depreciation expense on halted conversions (active conversions are not depreciated) and excludes provisions for income taxes on condominium sales and operations, if any.

EQUITY RESIDENTIAL

Maintenance Expenses and Capitalized Improvements to Real Estate
For the Year Ended December 31, 2007
(Amounts in thousands except for unit and per unit amounts)

		Maintenance Expenses						Capitalized Improvements to Real Estate						Total Expenditures

	Total		Avg.		Avg.		Avg.		Avg.	Building	Avg.		Avg.		Avg.
	Units	Expense	Per	Payroll	Per		Per	Replacements	Per	Improvements	Per		Per		Per
	(1)	(2)	Unit	(3)	Unit	Total	Unit	(4)	Unit	(5)	Unit	Total	Unit	Grand Total	Unit

Established Properties (6)	103,560	$ 76,803	$ 742	$ 67,536	$ 652	$ 144,339	$ 1,394	$ 37,695	$ 364	$ 77,109	$ 745	$ 114,804	$ 1,109	$ 259,143	$ 2,503

New Acquisition Properties (7)	27,696	21,674	853	17,975	708	39,649	1,561	9,433	371	66,182	2,605	75,615	2,976	115,264	4,537

Other (8)	7,388	16,490		15,096		31,586		16,398		45,858		62,256		93,842

Total	138,644	$ 114,967		$ 100,607		$ 215,574		$ 63,526		$ 189,149		$ 252,675		$ 468,249

(1)	Total units exclude 10,446 unconsolidated units and 3,731 military housing (fee managed) units.

(2)	Maintenance expenses include general maintenance costs, unit turnover costs including interior painting, regularly scheduled landscaping and tree trimming costs, security, exterminating, fire protection, snow and ice removal, elevator repairs, and other miscellaneous building repair costs.

(3)	Maintenance payroll includes employee costs for maintenance, cleaning, housekeeping, and landscaping.

(4)	Replacements include new expenditures inside the units such as appliances, mechanical equipment, fixtures and flooring, including carpeting.

(5)	Building improvements include roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.

(6)	Wholly Owned Properties acquired prior to January 1, 2005.

(7)	Wholly Owned Properties acquired during 2005, 2006 and 2007. Per unit amounts are based on a weighted average of 25,406 units.

(8)	Includes properties either partially owned or sold during the period, commercial space, corporate housing, condominium conversions and $22.2 million included in building improvements spent on twenty-six specific assets related to major renovations and repositioning of these assets.

EQUITY RESIDENTIAL

Discontinued Operations
(Amounts in thousands)

	Year Ended		Quarter Ended
	December 31,		December 31,
	2007	2006	2007	2006

REVENUES
Rental income	$ 109,104	$ 374,411	$ 3,912	$ 56,547
Total revenues	109,104	374,411	3,912	56,547

EXPENSES (1)
Property and maintenance	44,497	123,758	4,018	19,231
Real estate taxes and insurance	14,918	46,992	1,336	6,307
Property management	321	8,934	30	38
Depreciation	28,767	85,129	652	14,877
General and administrative	(63)	575	(97)	(129)
Impairment	308	351	308	-
Total expenses	88,748	265,739	6,247	40,324

Discontinued operating income (loss)	20,356	108,672	(2,335)	16,223

Interest and other income	189	1,662	19	13
Interest (2):
Expense incurred, net	(2,053)	(33,058)	-	(11,225)
Amortization of deferred financing costs	(1,327)	(1,014)	-	(179)

Discontinued operations	17,165	76,262	(2,316)	4,832
Minority Interests - Operating Partnership	(1,090)	(5,010)	148	(316)
Discontinued operations, net of minority interests	16,075	71,252	(2,168)	4,516

Net gain on sales of discontinued operations	940,247	1,016,443	91,752	494,115
Minority Interests - Operating Partnership	(59,706)	(66,780)	(5,881)	(32,365)
Gain on sales of discontinued operations, net of minority interests	880,541	949,663	85,871	461,750

Discontinued operations, net of minority interests	$ 896,616	$ 1,020,915	$ 83,703	$ 466,266

(1) Includes expenses paid in the current period for properties sold or held for sale in prior periods related to the Company’s period of ownership.

(2) Includes only interest expense specific to secured mortgage notes payable for properties sold and/or held for sale.

EQUITY RESIDENTIAL

Additional Reconciliations and Non-Comparable Items
(Amounts in thousands except per share data)
(All per share data is diluted)

FFO Reconciliations

	FFO Reconciliations
	Guidance Midpoint Q4
	2007 to Actual Q4 2007
	Amounts	Per Share

Guidance midpoint Q4 2007 FFO - Diluted (1) (2)	$ 178,063	$ 0.608
Property NOI (including reserve adjustments)	3,590	0.012
Insurance litigation settlement proceeds (interest and other income)	4,100	0.014
Interest expense (excluding debt extinguishment):
Share repurchase	(410)	(0.001)
Net acquisition/disposition activity and other	1,808	0.006
Provision for income taxes - Condo sales	6,127	0.021
Other	557	0.002
Weighted average share count adjustment	-	0.004

Actual Q4 2007 FFO - Diluted (1) (2)	$ 193,835	$ 0.666

Non-Comparable Items (3)

	Year Ended December 31,			Quarter Ended December 31,
	2007	2006	Variance	2007	2006	Variance
Property insurance reserve adjustments (real estate taxes and insurance expense)	$ 8,722	$ 5,106	$ 3,616	$ 7,334	$ (1,104)	$ 8,438
Workers compensation reserve adjustments (property management expense)	1,750	354	1,396	2,100	826	1,274
Medical reserve adjustments (property management expense)	2,026	-	2,026	2,026	-	2,026
Florida litigation reserve reduction (general and administrative expense)	1,667	2,843	(1,176)	-	-	-
Performance shares (general and administrative expense)	(1,114)	(1,795)	681	(685)	907	(1,592)
Executive severance charges (general and administrative expense)	(3,426)	-	(3,426)	(2,503)	-	(2,503)
Income taxes on forfeited deposits (general and administrative expense)	-	(2,909)	2,909	-	(2,909)	2,909
Impairment (including discontinued operations)	(1,726)	(34,353)	32,627	(706)	(32,284)	31,578
Additional Rent.com proceeds (interest and other income)	-	3,701	(3,701)	-	11	(11)
Insurance litigation settlement proceeds (interest and other income)	4,100	-	4,100	4,100	-	4,100
Forfeited deposits (interest and other income)	288	14,733	(14,445)	144	12,418	(12,274)
Debt extinquishment costs (interest):						-
Prepayment penalties	(3,339)	(12,171)	8,832	-	(9,270)	9,270
Write-off of unamortized deferred financing costs	(4,032)	(1,769)	(2,263)	(197)	(161)	(36)
Premium on redemption of Preference Interests	-	(684)	684	-	-	-
Premium on redemption of Preferred Shares	(6,154)	(3,965)	(2,189)	(10)	(24)	14
Net gain (loss) on sales of land parcels	6,360	2,792	3,568	1,130	(391)	1,521
Net incremental gain on sales of condominium units	20,771	48,961	(28,190)	1,998	6,364	(4,366)
Provision for income taxes - Condo sales	7,319	(3,161)	10,480	6,127	8,005	(1,878)
Other	768	782	(14)	109	-	109
Net non-comparable items (3)	$ 33,980	$ 18,465	$ 15,515	$ 20,967	$ (17,612)	$ 38,579

Note: See page 29 for definitions, footnotes and reconciliations of EPS to FFO.

EQUITY RESIDENTIAL

The earnings guidance/projections provided below are based on current expectations and are forward-looking.

2008 Earnings Guidance (per share diluted)

	Q1 2008	2008

Expected FFO (1) (2)	$0.56 to $0.60	$2.45 to $2.60

2008 Same-Store Assumptions
Physical occupancy		94.5%
Revenue change		3.00% to 4.00%
Expense change		2.50% to 3.25%
NOI change		3.00% to 4.75%
(Note: 30 basis point change in NOI percentage = $0.01 per share change in EPS/FFO)

2008 Transaction Assumptions
Rental acquisitions		$1.0 billion
Rental dispositions		$1.0 billion
Capitalization rate spread		125 basis points

2008 Debt Assumptions
Weighted average debt outstanding		$9.7 billion - $10.1 billion
Weighted average interest rate (reduced for capitalized interest and
including prepayment penalties)		4.84%
Interest expense (including discontinued operations)		$470.0 million - $490.0 million

2008 Condominium Conversion Assumptions
Net incremental gain on sales of condominium units		$7.0 million - $14.4 million
Pre-tax net income - Condominium division (after overhead/operations)		$0.0 million - $7.5 million
Effective tax rate		0%
Number of condominium unit sales		225 units - 400 units

2008 Other Guidance Assumptions
General and administrative expense		$48.0 million - $50.0 million
Interest and other income		$5.0 million - $10.0 million
Net gain on sales of land parcels		No amounts budgeted
Preferred share redemptions		No amounts budgeted
Weighted average Common Shares and OP Units - Diluted		290.9 million

Note: See page 29 for definitions, footnotes and reconciliations of EPS to FFO.

EQUITY RESIDENTIAL

The earnings guidance/projections provided below are based on current expectations and are forward-looking.

Reconciliations of EPS to FFO for Pages 27 and 28

(Amounts in thousands except per share data)
(All per share data is diluted)

			Expected	Expected
	Expected Q4 2007		Q1 2008	2008
	Amounts	Per Share	Per Share	Per Share

Expected Earnings - Diluted (4)	$ 142,926	$ 0.488	$0.47 to $0.51	$2.07 to $2.22
Add: Expected depreciation expense	150,696	0.515	0.50	2.01
Less: Expected net gain on sales (4)	(115,559)	(0.395)	(0.41)	(1.63)

Expected FFO - Diluted (1) (2)	$ 178,063	$ 0.608	$0.56 to $0.60	$2.45 to $2.60

Definitions and Footnotes for Pages 27 and 28

(1)

The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.  The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only.  Once the Company commences the conversion of units to condominiums, it simultaneously discontinues depreciation of such property. FFO available to Common Shares and OP Units is calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with accounting principles generally accepted in the United States. The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Minority Interests - Operating Partnership". Subject to certain restrictions, the Minority Interests - Operating Partnership may exchange their OP Units for EQR Common Shares on a one-for-one basis.

(2)

The Company believes that FFO and FFO available to Common Shares and OP Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and OP Units can help compare the operating performance of a company's real estate between periods or as compared to different companies.  FFO and FFO available to Common Shares and OP Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP.  Therefore, FFO and FFO available to Common Shares and OP Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity.  The Company's calculation of FFO and FFO available to Common Shares and OP Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

(3)	Non-comparable items are those items included in FFO that by their nature are not comparable from period to period, such as net incremental gain on sales of condominium units, impairment charges, debt extinguishment costs and redemption premiums on Preferred Shares/Preference Interests.

(4)	Earnings represents net income per share calculated in accordance with accounting principles generally accepted in the United States. Expected earnings is calculated on a basis consistent with actual earnings. Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual earnings could differ materially from expected earnings.

CONTACT:
Equity Residential
Marty McKenna, 312-928-1901